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                                                                   EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 2-96782 and 33-26357 on Form S-8 of our reports relating to the Retirement Savings Plans of Pacific Enterprises and Southern California Gas Company dated June 13, 1997 appearing in this Annual Report on Form 11-K of the Retirement Savings Plans of Pacific Enterprises and Southern California Gas Company for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP
-------------------------

Los Angeles, California
June 26, 1997